UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): July 20, 2007

AOB BIOTECH, INC.
(Exact name of registrant as specified in its charter)

California	90-0110902
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

0-32923
(Commission File Number)

301 N. Lake Avenue, Suite 202 Pasadena, CA 91101	(626) 796-3988
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.  Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)  Effective July 20, 2007, Nelson Liao resigned as Chief Executive Officer, Secretary and Director of the Company.  The separation was amicable and the Company accepted Mr. Liao’s resignations. Mr. Liao was named in a Securities and Exchange Commission action which is described under “Item 8.01 Other Matters” below. The Company has not been named in the SEC action.

(b) Effective July 20, 2007, Dr. Eva Aw, currently President of the Company, was appointed to the position of Interim Chief Executive Officer. Ms. Haijing (Carrie) Wang, currently the Chief Financial Officer of the Company, was appointed Secretary of the Company.

Item 8.01.  Other Matters

In an action filed by the Securities and Exchange Commission (“SEC”) on July 12, 2007 the United District Court for the Central District of California issued a temporary restraining order against Mr. Liao and several companies he controls. The order halted an alleged securities offering, appointed a temporary receiver and froze the assets of Mr. Liao and the named companies. A hearing on whether a preliminary injunction should be issued and whether a permanent receiver should be appointed is scheduled for August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOB Biotech, Inc.

Date: July 25, 2007	/s/ Dr. Eva Aw
Dr. Eva Aw,
Interim Chief Executive Officer